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September 7, 2021

CONSENT OF RENO PRESSACCO

To:	United States Securities and Exchange Commission (the "SEC")
Re:	Great Panther Mining Ltd. (the "Company") Registration Statement on Form F-10 (including any amendments thereto, the "Registration Statement")

I hereby consent to the use of my name in the Registration Statement in connection with my preparation of the following technical report (the "Technical Report"):

  Technical report entitled "Amended and Restated Technical Report on the 2020 Mineral Reserves and Mineral Resources of the Tucano Gold Mine, Amapá State, Brazil" dated February 2, 2021, with an effective date of September 30, 2020.

In addition, I consent to the description and incorporation by reference of the information contained in the Technical Report in the Registration Statement.

This consent extends to any amendments to this Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Reno Pressacco

Reno Pressacco, M.Sc.(A), P.Geo.

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